Exhibit 3.117(a)

New Jersey Department of State Division of Commercial Recording Certificate of Incorporation, Profit (Title 14A:2-7 New Jersey Business Corporation Act For Use by Domestic Profit Corporation)	DP FILED JUL 18 2007 STATE TREASURER 0100982275

This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.

1.	Name of Corporation: USP Turnersville, Inc.

2.	The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA 14A 1-1 et seq:

Healthcare Management

3.	Registered Agent: THE CORPORATION TRUST COMPANY

4.	Registered Office:

                                             820 Bear Tavern Road

                                             West Trenton, NJ 08628

5.	The aggregate number of shares which the corporation shall have authority to issue is:

1,000

6.	If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations.

7.	If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.

8.	The first Board of Directors shall consist of Directors (minimum of one).

Name	Street Address	City	State	Zip
William H. Wilcox	15305 Dallas Parkway #1600	Addison	Texas	75001

9.	Name and Address of Incorporator(s):

Name	Street Address	City	State	Zip
Alex Jenkins	15305 Dallas Parkway #1600	Addison	Texas	75001

10.	The duration of the corporation is: Perpetual

11.	Other provisions:

12.	Effective Date (Not to exceed 90 days from date of filing):

In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this 18 day of July, 2007.

Signature:	/s/ Alex Jenkins	Signature:

Signature:		Signature:

NJ001 - 10/09/02 CT System Online